Exhibit 21.01

DOMESTIC SUBSIDIARIES

Name
American Shale Oil Corporation (DE)
American Shale Oil, LLC (DE), Assumed Name in TX: AMSO, LLC
AMSO Holdings I, Inc. (DE)
AMSO Holdings, LLC (DE)
Cedar Solar, LLC (DE)
Central New York Solar, LLC (DE)
CityCom Essential Services, Inc. (DE)
CityCom Solar, LLC (DE)
CPP Genie Community Solar, LLC (DE)
Diversegy Consultant Program, LLC (TX)
Diversegy, LLC (TX)
DiversegyPro, LLC (DE)
Evergreen Gas & Electric, LLC (DE)
Genie Energy International Corporation (DE)
Genie Energy Services, LLC (DE)
Genie Georgia GP, LLC (DE)
Genie Georgia P2, LLC (DE)
Genie Georgia, LLC (DE)
Genie Japan, LLC (DE)
Genie Nordic, LLC (DE)
Genie Mongolia, Inc. (DE)
Genie Oil and Gas, Inc. (DE)
Genie Renewable Solutions, LLC (DE)
Genie Retail Estate, LLC (DE)
Genie Retail Energy, Inc. (DE)
Genie Retail Energy International, LLC (DE)
Genie Solar Development, LLC (DE)
Genie Solar Energy LLC (DE)
Genie Solar, Inc. (DE)
Genie Solar Operations, LLC (DE)
Genie Ventures, LLC (DE)
Genie Sunlight GP Holdings, LLC (DE)
Grissom NH Solar, LLC (DE)
IDT Energy, Inc. (DE)
IntelliMark Services, LLC (DE)
Lansing Community Solar, LLC (DE)
Medical S Community Solar, LLC (DE)
Mirabito Natural Gas, LLC (DE)
North American Energy, Inc. (DE)
Oriel Energy, Inc. (DE)
PA Project 1, LLC (DE)
Papetti Solar, LLC (DE)
Perry Community Solar, LLC (DE)
Plus EnergG, Inc. (DE)
Prism Solar Technologies, Inc. (DE)
Residents Energy, LLC (NY)
Retail Energy Holdings LLC (MN)

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Southern Federal Power, LLC (DE)
Sunlight Energy IM, LLC (DE)
Sunlight Energy Investments GP, LLC (DE)
Sunlight Investments, LP (DE)
Sunlight Investments Development Partners, LLC (DE)
Sunlight Investments Holdings, LLC (DE)
Sunlight Investments TEP Managing Member, LLC (DE)
Town Square Energy, LLC (DE)
Town Square Energy East, LLC (DE)
Town Square Energy Georgia, LP (DE)
Virtual Power Hedging, LLC (DE)
Weedsport Community Solar 1, LLC (DE)
Weedsport Community Solar 2, LLC (DE)

FOREIGN SUBSIDIARIES

Name	Country of Formation
Genie Dutch Holdings B.V.	Netherlands
Genie Energie B.V.	Netherlands
Town Square Energy Canada, Ltd.	Canada
Genie Energy UK Ltd	United Kingdom
Lumo Energia Ojy	Finland
Lumo Energy AB	Sweden
Genie Energy Israel Ltd.	Israel
Genie IP B.V.	Netherlands
Genie Israel Holdings Ltd.	Israel
Afek Oil & Gas Ltd.	Israel
Atid Drilling Ltd.	Israel
Israel Energy Initiatives Ltd.	Israel
Orbit Energy Limited (f/k/a Thistle Energy Supply Limited)	United Kingdom
Petrocycle, Ltd.	Israel
PRI Fuel Supply LTD	Israel
Shoreditch Energy Limited	United Kingdom

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